Exhibit 99.1

Myers Industries Reports 2019 First Quarter Results

Margin expansion continues; reaffirms full-year outlook

May 8, 2019, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, today announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Business Highlights

•	GAAP income per diluted share from continuing operations was $0.19, compared to $0.25 for the first quarter of 2018

•	Adjusted income per diluted share from continuing operations was $0.23, compared to $0.24 for the first quarter of 2018

•	Net sales decreased 8.8% compared to the first quarter of 2018

•	Gross margin expanded 180 basis points to 32.7%

•	Generated cash from continuing operations of $5.3 million and free cash flow of $2.4 million

•

Company reaffirms full-year outlook of GAAP income per diluted share from continuing operations estimated to be between $0.70 and $0.80 for the full year 2019 and adjusted income per diluted share from continuing operations estimated to be between $0.75 and $0.85 for the full year 2019

“Our first quarter financial performance was in line with our expectations as we continued to improve our operations and margins. We continued to execute our Distribution Segment transformation and delivered sales growth for the second consecutive quarter, despite one less selling day compared to the first quarter of 2018. Net sales in our Material Handling Segment decreased due to more normalized seed box demand and continued decline in the Recreational Vehicle (RV) market. Despite this, we expanded our enterprise gross profit margin by 180 bps to 32.7% and adjusted operating income by 6.2%, demonstrating the impact of our continuous improvement operating model,” said Dave Banyard, President and Chief Executive Officer of Myers Industries.

Mr. Banyard continued, “Our cash flow performance during the quarter was impacted by higher variable compensation payouts and increased capital spending compared to the first quarter of 2018, as well as a build-up of inventory in our Scepter business to prepare for anticipated demand for the new SmartControl fuel container in our consumer end market. We anticipate that our cash flow performance over the remainder of the year will return to more consistent levels seen in the last couple of years.”

	Quarter Ended March 31,
(Dollars in thousands, except per share data)	2019	2018	% Inc (Dec)
Net sales	$139,115	$152,568	(8.8)%
Gross profit	$45,559	$47,115	(3.3)%
Gross profit margin	32.7%	30.9%
Operating income	$10,218	$12,022	(15.0)%
Income from continuing operations:
Income	$6,643	$7,755	(14.3)%
Income per diluted share	$0.19	$0.25	(24.0)%

Operating income as adjusted(1)	$12,207	$11,499	6.2%
Income from continuing operations as adjusted(1):
Income	$8,145	$7,395	10.1%
Income per diluted share	$0.23	$0.24	(4.2)%
EBITDA as adjusted	$18,105	$18,048	0.3%

(1) Detail regarding the adjustments is provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Net sales decreased $13.5 million or 8.8% (8.4% excluding currency fluctuation) to $139.1 million, compared to the first quarter of 2018. The decrease was primarily the result of a sales decline in the Material Handling Segment. Gross profit decreased $1.6 million to $45.6 million, compared to the first quarter of 2018. Favorable price-cost margin and productivity savings mostly offset lower sales volume and an unfavorable sales mix during the quarter. Selling, general and administrative expenses decreased $1.0 million to $34.5 million, compared to the first quarter of 2018, due mostly to lower variable compensation and benefit costs. GAAP income per diluted share from continuing operations was $0.19, compared to $0.25 for the first quarter of 2018. Adjusted income per diluted share from continuing operations was $0.23, compared to $0.24 for the first quarter of 2018.

Segment Results

Net sales in the Material Handling Segment for the first quarter of 2019 decreased $13.9 million or 11.9% (11.4% excluding currency fluctuation) compared to the first quarter of 2018. The decrease in net sales was primarily due to sales declines in the Company’s food & beverage (unusually high seed box demand in first quarter 2018) and vehicle (declining RV sales) end markets. Segment adjusted EBITDA declined 0.7% to $22.8 million for the first quarter, compared to $23.0 million for the first quarter of 2018. Favorable price-cost margin and productivity savings mostly offset the impact of the lower sales volume and unfavorable sales mix.

Net sales in the Distribution Segment for the first quarter of 2019 increased $0.4 million or 1.1% compared to the first quarter of 2018. The segment’s adjusted EBITDA was flat compared to the first quarter of 2018. The Company also continued to execute its transformation plan, which includes enhancements in its go-to-market strategy, the implementation of 80/20 to drive improved contribution margins, and optimization of its logistics and overhead costs, with a goal to expand Distribution Segment EBITDA margin to 10% by the end of 2020.

2019 Outlook

For fiscal year 2019, the Company anticipates total revenue will be flat on a constant currency basis compared to the prior year. Anticipated sales increases in the consumer, industrial and auto aftermarket end markets are expected to be offset by sales decreases in the food & beverage and vehicle end markets due to more normalized seed box demand and a continued decline in the RV market following years of steady growth. The Company anticipates a favorable sales mix, combined with an ongoing focus on executing pricing and continuous improvement actions, leading to adjusted operating margin growth in 2019. The Company expects depreciation and amortization to be approximately $25 million, net interest expense to be approximately $5 million, and the effective tax rate to be approximately 27%. GAAP income per diluted share from continuing operations is estimated to be between $0.70 and $0.80 and adjusted income per diluted share from continuing operations is estimated to be between $0.75 and $0.85, based on a fully diluted share count of 36.0 million shares. Capital expenditures are anticipated to be approximately $10 million.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, May 8, at 8:30 a.m. ET. The call is anticipated to last approximately one hour and may be accessed by dialing: (US) 833-233-3452 or (Int’l) 647-689-4129. The Conference ID # is 3294928. Callers are asked to sign on at least five minutes in advance. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 3294928.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted income per diluted share from continuing operations, operating income as adjusted, adjusted operating income, income from continuing operations as adjusted, EBITDA as adjusted, adjusted EBITDA, adjusted EPS and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures are available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2019	March 31, 2018
Net sales	$139,115	$152,568
Cost of sales	93,556	105,453

Gross profit	45,559	47,115
Selling, general and administrative expenses	34,468	35,473
(Gain) loss on disposal of fixed assets	(43)	(380)
Impairment charges	916	—

Operating income	10,218	12,022
Interest expense, net	1,049	1,639

Income from continuing operations before income taxes	9,169	10,383
Income tax expense	2,526	2,628

Income from continuing operations	6,643	7,755
Income (loss) from discontinued operations, net of income tax	127	(911)

Net income	$6,770	$6,844

Income per common share from continuing operations:
Basic	$0.19	$0.25
Diluted	$0.19	$0.25
Income (loss) per common share from discontinued operations:
Basic	$—	$(0.03)
Diluted	$—	$(0.03)
Net income per common share:
Basic	$0.19	$0.22
Diluted	$0.19	$0.22
Weighted average common shares outstanding:
Basic	35,388,989	30,518,715
Diluted	35,694,830	30,989,261

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2019	2018	% Change
Net sales
Material Handling	$102,951	$116,809	(11.9)%
Distribution	36,174	35,781	1.1%
Inter-company Sales	(10)	(22)	—

Total	$139,115	$152,568	(8.8)%

Operating income (loss)
Material Handling	$16,207	$16,730	(3.1)%
Distribution	213	1,738	(87.7)%
Corporate	(6,202)	(6,446)	—

Total	$10,218	$12,022	(15.0)%

Operating income (loss) as adjusted
Material Handling	$17,295	$16,872	2.5%
Distribution	1,114	1,073	3.8%
Corporate	(6,202)	(6,446)	—

Total	$12,207	$11,499	6.2%

Operating income margin as adjusted
Material Handling	16.8%	14.4%
Distribution	3.1%	3.0%
Corporate	n/a	n/a

Total	8.8%	7.5%

EBITDA as adjusted
Material Handling	$22,821	$22,985	(0.7)%
Distribution	1,376	1,382	(0.5)%
Corporate	(6,092)	(6,319)	—

Total	$18,105	$18,048	0.3%

EBITDA margin as adjusted
Material Handling	22.2%	19.7%
Distribution	3.8%	3.9%
Corporate	n/a	n/a

Total	13.0%	11.8%

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2019	December 31, 2018
Assets
Current Assets
Cash	$67,316	$58,894
Accounts receivable, net	71,914	72,939
Income tax receivable	—	4,892
Inventories	42,489	43,596
Prepaid expenses and other current assets	1,809	2,534

Total Current Assets	183,528	182,855
Property, plant, & equipment, net	59,334	65,460
Right of use asset - operating leases	5,529	—
Deferred income taxes	5,350	5,270
Other assets	92,047	95,060

Total Assets	$345,788	$348,645

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$53,818	$60,849
Accrued expenses	31,770	36,574
Operating lease liability - short-term	1,895	—

Total Current Liabilities	87,483	97,423
Long-term debt	76,887	76,790
Operating lease liability - long-term	3,878	—
Other liabilities	19,114	19,794
Total Shareholders’ Equity	158,426	154,638

Total Liabilities & Shareholders’ Equity	$345,788	$348,645

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2019	2018
Cash Flows From Operating Activities
Net income	$6,770	$6,844
Income (loss) from discontinued operations, net of income taxes	127	(911)

Income from continuing operations	6,643	7,755
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	4,012	4,479
Amortization	2,026	2,166
Accelerated depreciation associated with restructuring activities	—	16
Non-cash stock-based compensation expense	958	1,098
(Gain) loss on disposal of fixed assets	(43)	(380)
Interest income received (accrued) on note receivable	—	334
Impairment charges	916	—
Other	100	60
Payments on performance based compensation	(413)	(1,249)
Other long-term liabilities	379	(123)
Cash flows provided by (used for) working capital
Accounts receivable	1,200	(4,473)
Inventories	1,207	(796)
Prepaid expenses and other current assets	733	447
Accounts payable and accrued expenses	(12,417)	3,504

Net cash provided by (used for) operating activities - continuing operations	5,301	12,838
Net cash provided by (used for) operating activities - discontinued operations	7,297	(2,085)

Net cash provided by (used for) operating activities	12,598	10,753

Cash Flows From Investing Activities
Capital expenditures	(2,933)	(1,206)
Proceeds from sale of property, plant and equipment	4,486	2,353

Net cash provided by (used for) investing activities - continuing operations	1,553	1,147
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	1,553	1,147

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	—	(6,722)
Cash dividends paid	(4,940)	(4,161)
Proceeds from issuance of common stock	146	452
Shares withheld for employee taxes on equity awards	(974)	(359)

Net cash provided by (used for) financing activities - continuing operations	(5,768)	(10,790)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(5,768)	(10,790)

Foreign exchange rate effect on cash	39	(606)

Net increase in cash and restricted cash	8,422	504
Cash and restricted cash at January 1	58,894	11,179

Cash and restricted cash at March 31	$67,316	$11,683

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$102,951	$36,174	$139,125	$(10)	$139,115

GAAP Gross profit			45,559	—	45,559
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			45,731	—	45,731
Gross profit margin as adjusted			32.9%	n/a	32.9%

GAAP Operating income (loss)	16,207	213	16,420	(6,202)	10,218
Add: Restructuring expenses and other adjustments(1)	172	901	1,073	—	1,073
Add: Asset Impairment	916	—	916	—	916

Operating income (loss) as adjusted	17,295	1,114	18,409	(6,202)	12,207
Operating income margin as adjusted	16.8%	3.1%	13.2%	n/a	8.8%

Add: Depreciation and amortization	5,570	262	5,832	110	5,942
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$22,821	$1,376	$24,197	$(6,092)	$18,105
EBITDA margin as adjusted	22.2%	3.8%	17.4%	n/a	13.0%

(1) Includes gross profit adjustments of $172 and SG&A adjustments of $901

	Quarter Ended March 31, 2018
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$116,809	$35,781	$152,590	$(22)	$152,568

GAAP Gross profit			47,115	—	47,115
Add: Restructuring expenses and other adjustments			119	—	119

Gross profit as adjusted			47,234	—	47,234
Gross profit margin as adjusted			31.0%	n/a	31.0%

GAAP Operating income (loss)	16,730	1,738	18,468	(6,446)	12,022
Add: Restructuring expenses and other adjustments(1)	142	—	142	—	142
Less: Gain on sale of assets	—	(665)	(665)	—	(665)

Operating income (loss) as adjusted	16,872	1,073	17,945	(6,446)	11,499
Operating income margin as adjusted	14.4%	3.0%	11.8%	n/a	7.5%

Add: Depreciation and amortization	6,129	309	6,438	127	6,565
Less: Depreciation adjustments	(16)	—	(16)	—	(16)

EBITDA as adjusted	$22,985	$1,382	$24,367	$(6,319)	$18,048
EBITDA margin as adjusted	19.7%	3.9%	16.0%	n/a	11.8%

(1) Includes gross profit adjustments of $119 and SG&A adjustments of $23

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2019	2018
GAAP Operating income	$10,218	$12,022
Add: Restructuring expenses and other adjustments	1,073	142
Add: Asset Impairment	916	—
Less: Loss (gain) on sale of assets	—	(665)

Operating income as adjusted	12,207	11,499
Less: Interest expense, net	(1,049)	(1,639)

Income before taxes as adjusted	11,158	9,860
Less: Income tax expense(1)	(3,013)	(2,465)

Income from continuing operations as adjusted	$8,145	$7,395
Adjusted earnings per diluted share from continuing operations	$0.23	$0.24

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2019 is 27% and in 2018 was 25%.

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	March 31, 2019	March 31, 2018
Net cash provided by (used for) operating activities - continuing operations	$5,301	$12,838
Capital expenditures	(2,933)	(1,206)

Free cash flow	$2,368	$11,632